                                                                   EXHIBIT 21.01

                      SUBSIDIARIES OF NEMATRON CORPORATION


-        Imagination Systems, Inc.
-        NemaSoft, Inc.
-        Nematron, Ltd.
-        Nematron Europa, B.V. (inactive)